                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF

                        WESLEY JESSEN VISIONCARE, INC.

                                      TO

                             WJ ACQUISITION CORP.
                    AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  NOVARTIS AG
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.01 per share ("Shares"), of Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                (201) 296-4293

                             Confirm by Telephone:
                                (201) 296-4860

   By Overnight                    By Mail:                     By Hand:
     Courier:              Reorganization Department         Reorganization
  Reorganization                 P.O. Box 3301               Department 120
   Department 85          South Hackensack, NJ 07606      Broadway 13th Floor
  Challenger Road                                          New York, NY 10271
 Mail Stop--Reorg.
 Ridgefield Park,
     NJ 07660

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

   The undersigned hereby tender(s) to WJ Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Novartis AG, a Swiss corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 6, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.



 Number of Shares:                        Name(s) of Holders:

 ------------------------------------     ------------------------------------


 Certificate No.(s) (If Available):       ------------------------------------
                                                 (PLEASE TYPE OR PRINT)
 ------------------------------------
                                          Address(es): _______________________
 ------------------------------------

                                          ------------------------------------
 Check this box if Shares will be                      (ZIP CODE)
 delivered by book-entry
 transfer: [_]                            Daytime Area Code

                                           and Telephone No. _________________
 Account No. ________________________

                                          Signature(s)
 Dated: __________________, 2000           of Holder(s) ______________________


                                                    --------------------------


                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


 Name of Firm _______________________________________________________________

           ------------------------------------------------------------------
                                  AUTHORIZED SIGNATURE
 Address ____________________________________________________________________

     ----------------------------------------------------------------------
                                    ZIP CODE

 Title ______________________________________________________________________

 Name: ______________________________________________________________________
                             PLEASE TYPE OR PRINT

 Area Code and Telephone No. ________________________________________________

 Dated: _________________ , 2000

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
     SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

                                       2